Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-4298), (No. 333-28129), (No. 333-82455) and (No. 333-88211) and in the Registration Statements on Form S-8 (No. 333-9873) and (No. 333-82357) of KFx Inc. of our report dated April 13, 2001 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders in this Form 10-K/A.


/s/ PRICEWATERHOUSECOOPERS LLP


May 31, 2001